EXHIBIT 32.2

CERTIFICATION OF THE CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the CarMax, Inc. (the "company") Quarterly Report on Form 10-Q for the period ended May 31, 2026, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Enrique N. Mayor-Mora, Executive Vice President and Chief Financial Officer of the company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the company as of, and for, the periods presented in the Report.

Date:	June 24, 2026	By:	/s/ Enrique N. Mayor-Mora
Enrique N. Mayor-Mora
Executive Vice President and
Chief Financial Officer